UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JOHNSON CONTROLS INTERNATIONAL PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V82498-Z91801-P42644 JOHNSON CONTROLS INTERNATIONAL PLC ONE ALBERT QUAY CORK, IRELAND JOHNSON CONTROLS INTERNATIONAL PLC 2026 Annual General Meeting Vote by March 3, 2026 11:59 PM ET You invested in JOHNSON CONTROLS INTERNATIONAL PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on March 4, 2026. Get informed before you vote View the Combined Notice and Proxy Statement, Annual Report, Irish Statutory Accounts and Non-Financial Disclosure Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 18, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* March 4, 2026 3:00 PM, Local Time The Merrion Hotel 24 Upper Merrion Street Dublin 2, Ireland

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. We are monitoring public health developments and other circumstances, as well as guidance issued by relevant health organizations. Should we determine that alternative arrangements may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and post additional information on our Investor Relations section of our website. Furthermore, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements.

Voting Items		Board Recommends
Ordinary Business		
1.	By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company's Annual General Meeting of Shareholders in 2027:	
	Nominees:	
1a.	Timothy M. Archer	For
1b.	Jean Blackwell	For
1c.	Pierre Cohade	For
1d.	W. Roy Dunbar	For
1e.	Gretchen R. Haggerty	For
1f.	Ayesha Khanna	For
1g.	Seetarama (Swamy) Kotagiri	For
1h.	Jurgen Tinggren	For
1i.	Mark Vergnano	For
1j.	Joakim Weidemanis	For
1k.	John D. Young	For
2.a	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.	For
2.b	To authorize the Audit Committee of the Board of Directors to set the auditors' remuneration.	For
Special Business		
3.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.	For
4.	To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).	For
5.	To approve, in a non-binding advisory vote, the compensation of the named executive officers.	For
6.	To approve the Directors' authority to allot shares up to approximately 20% of issued share capital.	For
7.	To approve the waiver of statutory preemption rights with respect to up to 20% of the issued share capital (Special Resolution).	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V82499-Z91801-P42644